Exhibit (d)(4)

Execution Version

AMENDED AND RESTATED LIMITED GUARANTEE

THIS AMENDED AND RESTATED LIMITED GUARANTEE, dated as of June 16, 2021 (this “Limited Guarantee”), is made by Hellman & Friedman Capital Partners IX, L.P., Hellman & Friedman Capital Partners IX (Parallel), L.P., HFCP IX (Parallel - A), L.P., H&F Executives IX, L.P., H&F Executives IX-A, L.P., H&F Associates IX 2021, L.P., Hellman & Friedman Capital Partners X, L.P., Hellman & Friedman Capital Partners X (Parallel), L.P. and HFCP X (Parallel - A), L.P. (each, a “Guarantor” and, collectively, the “Guarantors”), in favor of At Home Group Inc., a Delaware corporation (the “Guaranteed Party”). This Limited Guarantee amends, restates, supersedes and replaces in its entirety that certain limited guarantee, dated as of May 6, 2021, by the guarantors thereunder in favor of the Guaranteed Party. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the A&R Merger Agreement.

1.             Limited Guarantee. To induce the Guaranteed Party to enter into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as amended or otherwise modified from time to time, the “A&R Merger Agreement”), by and among Ambience Parent, Inc, a Delaware corporation (“Parent”), Ambience Merger Sub, Inc., a Delaware corporation and wholly owned indirect Subsidiary of Parent (“Merger Sub”), and the Guaranteed Party, each Guarantor hereby, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual observance, performance and discharge of its Pro Rata Share of the payment obligations of Parent with respect to (a) the Parent Termination Fee when and only if the Parent Termination Fee becomes payable pursuant to Section 7.5(c) of the A&R Merger Agreement, (b) any amount for which Parent is liable pursuant to any final, binding and non-appealable judicial determination of a court of competent jurisdiction in respect of any claim for monetary damages made by the Guaranteed Party in accordance with Section 7.5(e) of the A&R Merger Agreement with respect to Parent’s or Merger Sub’s Willful Breach of the A&R Merger Agreement prior to termination of the A&R Merger Agreement, subject to the limitations on liability contained in Section 7.5(e) of the A&R Merger Agreement, or any settlement entered into by Parent in respect of such claim (the “Payment Amount”), and (c) any amounts that become payable by Parent to the Guaranteed Party pursuant to the last sentence of Section 5.13(a) or Section 7.5(d) of the A&R Merger Agreement (such payment obligations set forth in clauses (a), (b) and (c), the “Parent Payment Obligations” and the Pro Rata Share of such payment obligations, the “Obligation”); provided, that in no event shall such Guarantor’s maximum aggregate liability under this Limited Guarantee exceed its Pro Rata Share of $133,676,149.16 (its “Cap”). The parties agree that this Limited Guarantee may not be enforced without giving effect to each Cap (and to the provisions of Section 8 and Section 9 hereof). The Guaranteed Party hereby agrees that in no event shall any Guarantor be required to pay any amount to the Guaranteed Party or any other Person with respect to the Obligation under this Limited Guarantee or the A&R Merger Agreement other than as expressly set forth herein. All payments hereunder shall be made in lawful money of the United States, in immediately available funds, and this Limited Guarantee may be enforced for the payment of money only. Each capitalized term or other term used and not defined herein but defined in the A&R Merger Agreement shall have the meaning ascribed to it in the A&R Merger Agreement, except as otherwise provided herein.

2.             Nature of Guarantee. The Guaranteed Party shall not be obligated to file any claim relating to the Obligation against Parent or Merger Sub, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligation is rescinded or must otherwise be returned for any reason whatsoever (and is so returned), each Guarantor shall remain liable hereunder with respect to its applicable Obligation (subject to its Cap) as if such payment had not been made (but only to the extent of the amount so rescinded or otherwise returned). This Limited Guarantee is an unconditional guarantee of payment and not of collection. If Parent fails to pay the Obligation (or any part thereof) when due, then the Guaranteed Party may, at any time and from time to time, at the Guaranteed Party’s option, and so long as Parent remains in breach of such Obligation, take any and all actions available hereunder to collect on Guarantors’ liabilities hereunder in respect of the Obligation, subject to each Cap and the other limitations set forth herein and in the A&R Merger Agreement.

3.             Changes in Obligations; Certain Waivers. Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of the Obligation, and may also enter into any agreement with Parent, Merger Sub or any other Person interested in the transactions contemplated by the A&R Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the A&R Merger Agreement or of any agreement between or among the Guaranteed Party and Parent, Merger Sub or any such other Person, in each case, without in any way impairing or affecting such Guarantor’s obligations under this Limited Guarantee with respect to the Obligation. Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise impaired or affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the A&R Merger Agreement; (b) any change in the time, place or manner of payment of the Obligation or any waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the A&R Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Obligation; (c) the addition, substitution or release of any entity or other Person interested in the transactions contemplated by the A&R Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Obligation or otherwise interested in the transactions contemplated by the A&R Merger Agreement; (e) any insolvency, bankruptcy, winding up, moratorium, receivership, dissolution, assignment, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Obligation or otherwise interested in the transactions contemplated by the A&R Merger Agreement or any their respective assets; (f) the existence of any claim, set-off, counterclaim, defense, act, occurrence or other right which such Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party (or the existence of any claim, set-off, counterclaim, defense, act, occurrence or other right that Parent, Merger Sub or the Guaranteed Party may have at any time against such Guarantor), whether in connection with the Obligation or otherwise; (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Obligation; or (h) any lack of validity, legality or enforceability of the A&R Merger Agreement (x) resulting from a breach of any representation, warranty or covenant in the A&R Merger Agreement by Parent or Merger Sub, other than by reason of fraud or material breach of the A&R Merger Agreement by the Guaranteed Party or (y) pursuant to or in connection with or arising with or arising from, in or under, any insolvency, bankruptcy, winding up, moratorium, receivership, dissolution, assignment, reorganization or other similar proceeding commenced against Parent or Merger Sub. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligation incurred and all other notices of any kind (except for notices required to be provided to Parent, Merger Sub and their counsel in accordance with the A&R Merger Agreement), and all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub, or any other Person interested in the transactions contemplated by the A&R Merger Agreement. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the A&R Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

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Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance, or enforcement of such Guarantor’s Obligation under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right, in each case, arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligation (subject to the Cap) shall have been paid in full in cash. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligation, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligation. Subject to all of the other provisions of this Section 3 and Section 4, the Guaranteed Party hereby agrees that each Guarantor shall have all defenses to the payment of the Obligation (which in any event shall be subject to the Cap) that are or would be available to Parent pursuant to the terms of the A&R Merger Agreement with respect to the Obligation, as well as any defenses in respect of any fraud by the Guaranteed Party.

4.             No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder or under the A&R Merger Agreement or otherwise. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

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5.             Representations and Warranties.

(a)           Each Guarantor hereby represents and warrants that:

(i)            it is duly organized and validly existing and in good standing (if and to the extent applicable) under the laws of the jurisdiction of its organization;

(ii)           it has all requisite corporate, partnership, limited company or similar power and authority to execute, deliver and perform this Limited Guarantee and the execution, delivery and performance of this Limited Guarantee by such Guarantor have been duly authorized by all necessary corporate, partnership, limited company or similar action, as the case may be, and do not contravene any provision of such Guarantor’s organizational documents or any Law or contractual restriction binding on such Guarantor or its assets and no other corporate approvals, proceedings or actions on the part of such Guarantor are necessary therefor;

(iii)          all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guarantee;

(iv)          assuming due execution and delivery of both this Limited Guarantee and the A&R Merger Agreement by the Guaranteed Party, this Limited Guarantee has been duly and validly executed by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as may be limited by the Enforceability Exceptions; and

(v)           such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for such Guarantor to fulfill its Obligation under this Limited Guarantee shall be available to such Guarantor, for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

(b)           The Guaranteed Party hereby represents and warrants that:

(i)            it has all corporate power and authority to execute, deliver and perform this Limited Guarantee, and the execution, delivery and performance of this Limited Guarantee has been duly authorized by all necessary corporate action and does not contravene any provision of the Guaranteed Party’s organizational documents or any Law or contractual restriction applicable to or binding on the Guaranteed Party or its assets; and

(ii)           assuming due execution and delivery of this Limited Guarantee by such Guarantor, this Limited Guarantee has been duly and validly executed by the Guaranteed Party and constitutes a legal, valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, except as may be limited by the Enforceability Exceptions.

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6.            Assignment. Neither the Guaranteed Party nor any of the Guarantors may assign their respective rights, interests or obligations hereunder to any other Person (including by operation of law) without the prior written consent of the Guaranteed Party or each of the Guarantors, as the case may be. Notwithstanding the foregoing, each Guarantor may assign its rights, interests or its Obligation hereunder to one or more Affiliates; provided, that any such permitted assignment shall not relieve such Guarantor of its Obligation hereunder except that such Guarantor’s Obligation shall be reduced dollar for dollar by any amounts actually paid to the Guaranteed Party by such Affiliates in respect of the Obligation hereunder. Any attempted assignment in violation of this section shall be null and void.

7.             Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Limited Guarantee shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (d) if delivered by email transmission, on the date of such transmission, provided that confirmation of such transmission is received within one (1) Business Day, or (e) if delivered by facsimile transmission, upon confirmation of successful transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)           If to the Guarantors:

Hellman & Friedman Capital Partners IX, L.P.

Hellman & Friedman Capital Partners IX (Parallel), L.P.

HFCP IX (Parallel - A), L.P.

H&F Executives IX, L.P.

H&F Executives IX-A, L.P.

H&F Associates IX 2021, L.P.

Hellman & Friedman Capital Partners X, L.P.

Hellman & Friedman Capital Partners X (Parallel), L.P.

HFCP X (Parallel - A), L.P.

c/o Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention:	Arrie Park
E-mail:	apark@hf.com

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with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Kathryn King Sudol
Katherine M. Krause
E-mail:	ksudol@stblaw.com
E-mail:	katherine.krause@stblaw.com

(b)	If to the Guaranteed Party:

At Home Group Inc.

1600 East Plano Parkway

Plano, TX 75074

Attention:	Mary Jane Broussard
E-mail:	MBroussard@athome.com

with a copy (which shall not constitute actual or constructive notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:	Warren de Wied, Steven Steinman, and Erica Jaffe
E-mail:	warren.dewied@friedfrank.com
E-mail:	steven.steinman@friedfrank.com
E-mail:	erica.jaffe@friedfrank.com

8.             Continuing Guarantee. Unless terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and shall be binding on each Guarantor, its successors and assigns until all of the Obligation under this Limited Guarantee has been indefeasibly paid, observed, performed or satisfied in full in cash, at which time this Limited Guarantee shall terminate and the Guarantors shall have no further obligations under this Limited Guarantee. Notwithstanding the foregoing, this Limited Guarantee shall terminate and no Guarantor shall have any further obligations under this Limited Guarantee as of the earliest to occur of (i) the Closing, (ii) subject to the Cap, receipt in full in cash by the Guaranteed Party or its Affiliates of the Parent Payment Obligations with respect to the Parent Termination Fee pursuant to, and subject to the limitations set forth in, Section 7.5(c) of the A&R Merger Agreement and any amounts that may become payable pursuant to the last sentence of Section 5.13(a) or Section 7.5(d) of the A&R Merger Agreement, (iii) the valid termination of the A&R Merger Agreement in any circumstance other than one in which Parent could be obligated to pay any Parent Payment Obligations, and (iv) the date that is three months after the date of any termination of the A&R Merger Agreement in any circumstance in which Parent could be obligated to pay any Parent Payment Obligations, except with respect to this clause (iv) as to a claim for payment of any Parent Payment Obligations presented in writing by the Guaranteed Party to Parent, Merger Sub or the Guarantors on or prior to such three month date (in which case, this Limited Guarantee shall terminate on the date such claim is finally resolved by agreement of the parties thereto or by a final nonappealable judgment of a court of competent jurisdiction or otherwise fully satisfied); provided, that such claim shall set forth in reasonable detail the basis for such claim and the Guarantors shall not be required to pay any claim not submitted on or before such three-month date. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting any Guarantor’s liability to the Cap, or limiting the Guaranteed Party’s enforcement hereof to the payment of money only, or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party (as defined in Section 9) with respect to this Limited Guarantee, the A&R Merger Agreement, the Equity Commitment Letter (collectively, the “Transaction Agreements”) or any other agreement or instrument delivered pursuant to or in connection with the Transactions or such Transaction Agreements, or the transactions contemplated hereby or thereby, other than Retained Claims (as defined in Section 9 hereof) asserted by the Guaranteed Party against the Non-Recourse Party(ies) against which such Retained Claims may be asserted pursuant to Section 9, then (A) the obligations of the Guarantors under or in connection with this Limited Guarantee shall terminate ab initio and be null and void, (B) if any Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover and retain such payments, and (C) none of the Guarantors nor any other Non-Recourse Party shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with any Transaction Agreement, any other agreement or instrument delivered pursuant to such Transaction Agreement, or the transactions contemplated hereby or thereby.

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9.             No Recourse. The Guaranteed Party acknowledges the separate corporate existence of each of Parent and Merger Sub and that, as of the date hereof, each of Parent and Merger Sub’s sole assets (if any) are a de minimis amount of cash, and that no additional funds are expected to be contributed to Parent and/or Merger Sub unless and until the Offer Acceptance Time or, as applicable, the Closing occurs. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any other Transaction Agreement, or in any agreement or instrument delivered or statement made or action taken in connection with or pursuant to, the transactions contemplated by any of the Transaction Agreements or the negotiation, execution, performance or breach of any Transaction Agreement (this Limited Guarantee, the other Transaction Agreements and such agreements, instruments, statements and actions collectively, “Transaction-Related Matters”), and notwithstanding any equitable, common law or statutory right or claim that may be available to the Guaranteed Party or any of its Affiliates, and notwithstanding the fact that the Guarantors may be partnerships or limited liability companies, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, acknowledges and agrees, on behalf of itself and its Affiliates, that:

(a)           no Non-Recourse Party has or shall have any obligations (whether of an equitable, contractual, tort, statutory or other nature) under or in connection with any Transaction-Related Matter, other than, subject to the Cap, and in any case solely related to the obligations of the Non-Recourse Parties and solely against the applicable Non-Recourse Party or Non-Recourse Parties specified in clauses (i) through (v) of this Section 9(a) with respect to (i) Parent’s obligations to pay all or any portion of the Parent Payment Obligations when and if any such Parent Payment Obligation becomes payable pursuant to, and subject to the limitations set forth in, the A&R Merger Agreement, (ii) Parent’s obligations (x) to cause the equity financing to be funded in accordance with the terms of the Equity Commitment Letter when and if the Guaranteed Party is granted specific performance of such obligation pursuant to, in accordance with, and subject to the limitations set forth in Section 8.7 of the A&R Merger Agreement and Section 5(b) of the Equity Commitment Letter, and (y) to otherwise comply with, subject to the terms and conditions of, the A&R Merger Agreement, (iii) each Guarantor’s obligations hereunder, (iv) the obligations of any Investor (as defined in the Equity Commitment Letter) to specifically perform its obligation to make an equity contribution to Parent pursuant to the Equity Commitment Letter in accordance with and subject to the limitations set forth in Section 5(b) of the Equity Commitment Letter and Section 8.7 of the A&R Merger Agreement, and (v) the obligations of Hellman & Friedman Advisors LLC under, and pursuant to the terms of, the Confidentiality Agreement, (the claims in respect of the obligations described in clauses (i) through (v) solely against those of the Persons specified in clauses (i) through (v), as applicable, or any of their respective permitted successors or assigns, collectively, the “Retained Claims”);

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(b)           no recourse (whether under an equitable, contractual, tort, statutory or other claim or theory) under or in connection with any Transaction-Related Matter shall be sought or had by the Guaranteed Party or any of its Affiliates against (and, without limiting the generality of the foregoing, no liability shall attach to) any Non-Recourse Party, whether through Parent, Merger Sub or any other Person interested in the transactions contemplated by any Transaction Agreement or otherwise, whether by or through theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or any other attempt to avoid or disregard the entity form of any Non-Recourse Party, by or through a claim by or on behalf of the Guaranteed Party, Parent, Merger Sub or any other Person against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except for Retained Claims; and

(c)           neither the Guaranteed Party nor any of its Affiliates has relied on any statement, representation or warranty or assurance made by, or any action taken by, any Person in connection with a Transaction-Related Matter, other than those made by (i) the Guarantors in this Limited Guarantee or any Investor in the Equity Commitment Letter and (ii) Parent and Merger Sub in the A&R Merger Agreement.

The Retained Claims shall be the sole and exclusive remedy (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) of the Guaranteed Party and any of its Affiliates and any Person purporting to claim by or through any of them or for the benefit of any of them against any or all of the Non-Recourse Parties, in respect of any claims, liabilities or obligations arising in any way under or in connection with any Transaction-Related Matter. To the fullest extent permitted by law, the Guaranteed Party, on behalf of itself and its equityholders and Affiliates, hereby releases, remises and forever discharges all claims (other than Retained Claims) that the Guaranteed Party, or any of its equityholders or Affiliates, has had, now has or might in the future have against any Non-Recourse Party arising in any way under or in connection with any Transaction-Related Matter. The Guaranteed Party hereby covenants and agrees that, other than with respect to the Retained Claims, it shall not, and it shall cause its Affiliates not to, institute any proceeding or bring any claim in any way under or in connection with any Transaction-Related Matter (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party. Other than the Non-Recourse Parties (who are intended third party beneficiaries of this Limited Guarantee pursuant to Section 12 hereof), no Person other than the Guarantors and the Guaranteed Party shall have any rights or remedies under, in connection with or in any manner related to this Limited Guarantee or the transactions contemplated hereby.

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As used herein, the term “Non-Recourse Parties” means, collectively (and excluding Parent and Merger Sub themselves), any Guarantor, any Investor, and any and all former, current or future direct or indirect equityholders, controlling persons, directors, officers, employees, agents, members, managers, management companies, general or limited partners, assignees or Affiliates of any Investor, any Guarantor, Parent or Merger Sub and any and all former, current or future direct or indirect equityholders, controlling persons, directors, officers, employees, agents, members, managers, management companies, general or limited partners, assignees or Affiliates of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, and the providers of the Financing.

10.           Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Limited Guarantee and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Limited Guarantee, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action between the parties or involving any member of the Company Group or Parent Group arising out of or related to this Limited Guarantee or the transactions contained in or contemplated by this Limited Guarantee exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Group or Parent Group and (iv) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 7.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE, OR THE TRANSACTIONS CONTEMPLATED BY THIS LIMITED GUARANTEE. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(b).

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11.          Several Liability. Notwithstanding anything to the contrary contained in this Limited Guarantee, the liability of each Guarantor hereunder shall be several, not joint and several, based upon its respective Pro Rata Share, and no Guarantor shall be liable for any amount hereunder in excess of its Cap. The “Pro Rata Share” for each Guarantor is as set forth below:

Fund	Pro Rata Share
Hellman & Friedman Capital Partners IX, L.P.	33.72%
Hellman & Friedman Capital Partners IX (Parallel), L.P.	24.19%
HFCP IX (Parallel - A), L.P.	3.05%
H&F Executives IX, L.P.	1.45%
H&F Executives IX-A, L.P.	0.25%
H&F Associates IX 2021, L.P.	0.12%
Hellman & Friedman Capital Partners X, L.P.	16.75%
Hellman & Friedman Capital Partners X (Parallel), L.P.	17.50%
HFCP X (Parallel - A), L.P.	2.98%

12.          Third Party Beneficiaries. Each party hereto hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that as a material aspect of this Limited Guarantee, the parties hereto intend and agree that all Non-Recourse Parties (other than the Guarantor) shall be, and such Non-Recourse Parties are, intended third party beneficiaries of this Limited Guarantee who may rely on and enforce the provisions of this Limited Guarantee that bar the liability, or otherwise protect the interests, of such Non-Recourse Parties.

13.          Confidentiality. This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the A&R Merger Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to by the Guaranteed Party or any of its Affiliates or Representatives in any document other than the A&R Merger Agreement and the Equity Commitment Letter, except with the written consent of the Guarantors; provided, that no such written consent is required for any disclosure of the existence or content of this Limited Guarantee by the Guaranteed Party: (i) to its Affiliates and its Representatives who agree to keep such information confidential on terms substantially identical to the terms contained in this Section 13; or (ii) to the extent required by Law or the rules of any self-regulatory organization or securities exchange.

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14.          Miscellaneous.

(a)           This Limited Guarantee, the A&R Merger Agreement (including any exhibits and schedules thereto), the Equity Commitment Letter and the Confidentiality Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantors or any of their Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. No amendment, supplementation, modification or waiver of this Limited Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantors in writing. The Guaranteed Party and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of any Guarantor or any other Non-Recourse Party in connection with this Limited Guarantee except as expressly set forth herein by such Guarantor. The Guarantors and their Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Limited Guarantee, except as expressly set forth herein by the Guaranteed Party.

(b)          Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to (i) the limitation of the amount payable by each Guarantor hereunder up to each Cap provided in Section 1 hereof and (ii) the provisions of Sections 8 and 9 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and Representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

(c)           This Limited Guarantee may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(d)           This Limited Guarantee and any signed agreement or instrument entered into in connection with this Limited Guarantee, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Limited Guarantee or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Remainder of page intentionally left blank]

11

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its duly authorized signatory.

HELLMAN & FRIEDMAN CAPITAL PARTNERS IX, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS IX (PARALLEL), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HFCP IX (PARALLEL - A), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Amended and Restated Limited Guarantee Signature Page]

H&F EXECUTIVES IX, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

H&F EXECUTIVES IX-A, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

H&F ASSOCIATES IX 2021, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Amended and Restated Limited Guarantee Signature Page]

HELLMAN & FRIEDMAN CAPITAL PARTNERS X, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS X (PARALLEL), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HFCP X (PARALLEL - A), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Amended and Restated Limited Guarantee Signature Page]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

AT HOME GROUP INC.

By:	/s/ Lewis L. Bird III
Name: Lewis L. Bird III
Title: Chairman and Chief Executive Officer

[Signature Page to Amended and Restated Limited Guarantee]